UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025

Ooma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37493	06-1713274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Almanor Avenue, Suite 200, Sunnyvale, California 94085

(Address of principal executive offices)

(650) 566-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OOMA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2025, Ooma, Inc., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with FluentStream Holdings, LP, a Delaware limited partnership (“Seller”), pursuant to which the Company has agreed to purchase from Seller one hundred percent (100%) of the issued and outstanding shares of capital stock of FluentStream Corp., a Delaware corporation (the “Target”), subject to the terms and conditions set forth in the Stock Purchase Agreement (the “Transaction”).

The purchase price, which is estimated to be approximately $45 million in cash, is subject to a customary post-closing purchase price adjustment based on the levels of cash, indebtedness, unpaid transaction expenses and net working capital of the Target as of the closing of the Transaction (the “Closing”). A portion of the aggregate consideration will be held in escrow solely to satisfy any post-Closing adjustments, in accordance with the Stock Purchase Agreement. The Closing is subject to certain conditions, including (1) the expiration or termination of any applicable waiting period or approval from the California Public Utilities Commission, and (2) the absence of any law or order prohibiting or enjoining the Transaction or making the Stock Purchase Agreement or the related Transaction documents illegal. Each of the Company’s and Target’s obligation to consummate the Transaction is also subject to certain additional customary conditions, including (1) subject to specific standards, the accuracy of the representations and warranties of the other party; (2) performance in all material respects by the other party of its obligations under the Stock Purchase Agreement; and (3) in the case of the Company only, the absence of a material adverse effect with respect to the Target.

The Stock Purchase Agreement contains customary representations and warranties by the Company and Seller. The Stock Purchase Agreement also contains customary covenants, including, among others, covenants requiring Seller to cause the Target to conduct its business in the ordinary course of business consistent with past practice. Additionally, the Stock Purchase Agreement contains certain termination rights for the Company and the Seller, including (1) by either the Company or the Setter if the Closing shall not have occurred on or before December 20, 2025, (2) by either the Company or Seller upon the issuance of any order permanently restraining, enjoining or otherwise prohibiting the Transaction or any law has been enacted that would make the Transaction illegal, and (3) by the Company only, upon the occurrence of a material adverse effect with respect to the Target.

The Company expects to finance the Transaction with cash on hand and bank debt financing the Company intends to consummate prior to the Closing.

The Closing is expected to occur in the fourth quarter of the Company’s fiscal year 2026, subject to satisfaction or waiver of the conditions to the Closing under the Stock Purchase Agreement.

The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2025. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement and as of specified dates, were solely for the benefit of the parties to the Stock Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Stock Purchase Agreement. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Seller or Target. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: any statements regarding the expected timing of the completion of the Transaction and the benefits of the Transaction; the ability of the Company, Seller and Target to complete the proposed Transaction considering the various conditions to the Transaction, some of which are outside the parties’ control, including those conditions related to the California Public Utilities Commission; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are inherently uncertain, and are based on information available to the Company as of the date hereof and current expectations, forecasts, estimates, and assumptions. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward-looking statements, including without limitation: the failure to satisfy or waive any of the conditions to the Closing, including the expiration or termination of any applicable waiting period or approval from the California Public Utilities Commission; matters arising in connection with the parties’ efforts to comply with and satisfy applicable conditions related to the California Public Utilities Commission and closing conditions relating to the proposed Transaction; the risk that the proposed Transaction does not close when anticipated or at all; the effects of disruption from the Transactions contemplated by the Stock Purchase Agreement on the Company’s or Target’s business and the fact that the announcement and pendency of the Transaction may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the occurrence of any event, change or other circumstance that could give rise to the termination of the Stock Purchase Agreement; the outcome of any legal proceedings that may be instituted against the Company, Seller or Target related to the Stock Purchase Agreement or the proposed Transaction; unexpected costs, charges or expenses resulting from the proposed Transaction; the occurrence of a material adverse effect (as defined in the Stock Purchase Agreement); and other risks that are described in the reports of the Company filed with the Securities and Exchange Commission (the “SEC”), including but not limited to the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2025, which was filed with the SEC on April 1, 2025, and the Company’s Quarterly Reports on Form 10-Q, and that are otherwise described or updated from time to time in other filings with the SEC. All forward-looking statements attributable to the Company, or persons acting on the Company’s behalf, are expressly qualified in their entirety by this cautionary statement. Further, the Company disclaims any obligation to update the information in this communication or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 7.01 Regulation FD Disclosure.

On November 3, 2025, the Company issued a press release announcing the Transaction, a copy of which is being furnished herewith as Exhibit 99.1.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description

99.1	Press release dated November 3, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OOMA, INC.

Date: November 3, 2025	By:	/s/ Shig Hamamatsu
Shig Hamamatsu
Chief Financial Officer